JOINT FILING AGREEMENT
     The undersigned hereby agree that the Amendment No. 10 to Schedule 13D filed May 21, 2001 with respect to the shares of common stock, $0.01 par value per share, of Golden Telecom, Inc., dated as of November 10, 2006, is, and any further amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the United States Securities Exchange Act of 1934.

SUNBIRD LIMITED

November 10, 2006
Date

/s/ Franz Wolf
Signature

Franz Wolf, Attorney-in-fact
Name/Title

YIELDCARE LIMITED

November 10, 2006
Date

/s/ Franz Wolf
Signature

Franz Wolf, Attorney-in-fact
Name/Title

ALTIMO HOLDINGS & INVESTMENTS LTD.

November 10, 2006
Date

/s/ Franz Wolf
Signature

Franz Wolf, Director
Name/Title

CTF HOLDINGS LIMITED

November 10, 2006
Date

/s/ Franz Wolf
Signature

Franz Wolf, Director
Name/Title

CROWN FINANCE FOUNDATION

November 10, 2006
Date

/s/ Franz Wolf
Signature

Franz Wolf, Attorney-in-fact
Name/Title